Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-209437
333-209437-01
333-209437-02
333-209437-03
333-209437-04
333-209437-05

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated March 8, 2018)

INVESCO DB MULTI-SECTOR COMMODITY TRUST

INVESCO DB ENERGY FUND

24,800,000 Common Units of Beneficial Interest

INVESCO DB OIL FUND

102,200,000 Common Units of Beneficial Interest

INVESCO DB PRECIOUS METALS FUND

22,600,000 Common Units of Beneficial Interest

INVESCO DB GOLD FUND

15,800,000 Common Units of Beneficial Interest

INVESCO DB BASE METALS FUND

29,400,000 Common Units of Beneficial Interest

This Prospectus Supplement No. 3 (“Supplement No. 3”) supplements and amends the Prospectus dated March 8, 2018 (the “Prospectus”).

As of June 4, 2018, the name of each Fund changed. In connection with the name changes, each Fund’s CUSIP number has changed, as indicated below. Accordingly, each sentence under the heading CUSIP Numbers on page 3 of the Prospectus is hereby deleted and replaced with the following:

The CUSIP number of Invesco DB Energy Fund is 46140H304.

The CUSIP number of Invesco DB Oil Fund is 46140H403.

The CUSIP number of Invesco DB Precious Metals Fund is 46140H502.

The CUSIP number of Invesco DB Gold Fund is 46140H601.

The CUSIP number of Invesco DB Base Metals Fund is 46140H700.

Supplement No. 3 should be read together with the Prospectus.

Shares of the Funds are listed on NYSE Arca, Inc. under the symbols “DBE,” “DBO,” “DBP,” “DGL” and “DBB,” respectively.

Investing in the Shares involves significant risks. See “RISK FACTORS” starting on page 16 of the Prospectus.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 3. Any representation to the contrary is a criminal offense.

The Funds are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus Supplement No. 3 is June 4, 2018.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

P-DBMSC-PRO-1-SUP-3